Exhibit 99.2
WAIVER
     WAIVER, dated as of May 4, 2006 (this “Waiver”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 25, 2005 (as it may be amended or modified from time to time, this “Agreement”), among CSK AUTO, INC. (the “Company”), the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
W I T N E S S E T H
:
          WHEREAS, the Company, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders are parties to the Credit Agreement;
          WHEREAS, the Company has requested that the Administrative Agent and the Required Lenders agree to waive compliance with certain provisions of the Credit Agreement; and
          WHEREAS, the Administrative Agent has obtained the consent of the Required Lenders to execute this Waiver, but only upon the terms and conditions set forth herein;
          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.
          2. Waivers and Acknowledgement. (a) Until the earliest of (i) July 15, 2006, (ii) the date on which the Company shall have filed with the Securities and Exchange Commission its report on Form 10-K for its fiscal year ended January 29, 2006 (the “2005 Form 10-K”) and its report on Form 10-Q for its fiscal quarter ended April 30, 2006 (the “First Quarter 2006 Form 10-Q”), (iii) the date that is 40 days after the receipt by the Company of a valid notice from the Trustee under the Indenture in respect of the 7% Senior Subordinated Notes due 2014 (the “7% Senior Subordinated Notes Indenture”) or the holders of 25% or more in aggregate principal amount of said Notes to the effect that the Company is in default under said Indenture, (iv) the date that is 55 days after the receipt by the Company of a valid notice from the Trustee under the Indenture in respect of the 3 3/8% Senior Exchangeable Notes (the “3 3/8% Senior Exchangeable Notes Indenture”) or from the holders of 25% or more in aggregate principal amount of said Notes to the effect that the Company is in default under said Indenture, and (v) the date that is 55 days after the receipt by the Company of a valid notice from the Trustee under the Indenture in respect of the 4 5/8% Senior Exchangeable Notes (the “4 5/8% Senior Exchangeable Notes Indenture”) or from the holders of 25% or more in aggregate principal amount of said Notes to the effect that the Company is in default under said Indenture, the Lenders hereby waive any Default or Event of Default under the Credit Documents resulting from the Company’s failure to deliver the 2005 Form 10-K and the First Quarter 2006 Form 10-Q and financial statements for the fiscal year ended January 29, 2006 and for the first quarter of its 2006 fiscal year and other information and documents required to be delivered under the Credit Documents in connection with such report or such financial statements.
          (b) The Lenders hereby waive (i) any condition or required representation or warranty that could not be satisfied or made or deemed made, and (ii) any Default or Event of Default, in either case to the extent that such condition or required representation or warranty could not be satisfied or made or deemed made or such Default or Event of Default would not have occurred had any of the financial statements of the Company referred to in, or furnished to the Lenders pursuant to, the Credit Documents for any period ended prior to January 29, 2006 been in a form consistent with any restatements of financial statements of the Company or Holdings as a result of information obtained or developed in connection with the preparation or audit of the financial statements of the Company or Holdings for the fiscal year ended January 29, 2006 or in connection with the review and investigation (the “Audit Committee Review”) by the Audit Committee of the Board of Directors of Holdings announced in a press release filed with the Securities and Exchange Commission on March 27, 2006 as part of a report on Form 8-K (the “March 27 8-K”), provided that all the material changes reflected in such restatements that, in the reasonable opinion of the Administrative Agent are, or reflect matters relating to financial condition or results of operation that are, adverse to the interest of the Lenders, are consistent with the scope of the inventory and vendor allowance matters described in the March 27 8-K (the “Specified Matters”).
          (c) The Lenders acknowledge and agree that until the giving of each notice and the expiration of each grace period required under the 7% Senior Subordinated Notes Indenture, the 3 3/8% Senior Exchangeable Notes Indenture and the 4 5/8% Senior Exchangeable Notes Indenture for an event of default to occur thereunder, there shall be no Default under clause (e) of Article VII of the Credit Agreement solely as a result of a default under any such Indenture.
          3. Agreement. The Company agrees that prior to its filing of the 2005 Form 10-K, it shall compute the Borrowing Base and prepare Borrowing Base Certificates in a manner that is consistent with the treatment of the Specified Matters in the Borrowing Base Certificate dated April 5, 2006, furnished to the Administrative Agent on such date or as otherwise may be required by the Administrative Agent, subject to any adjustments thereto (including adjustments to reflect results of the Audit Committee Review at the time) as shall be reasonably satisfactory to the Administrative Agent.
          4. Conditions to Effectiveness of this Waiver. This Waiver shall become effective upon receipt by the Administrative Agent of counterparts of this Waiver duly executed or consented to by the Company, the Administrative Agent and the Required Lenders.
          5. Continuing Effect; No Other Waiver. Except as expressly set forth in this Waiver, all of the terms and provisions of the Credit Documents are and shall remain in full force and effect and the Company shall continue to be bound by all of such terms and provisions. The waiver provided for herein is limited as specified herein and shall not constitute (i) any other waiver of the Credit Documents or (ii) an admission by the Company of any past, present or future Default or Event of Default under the Credit Documents or any past, present or future default or event of default under any other indebtedness of the Company or Holdings.
          6. Expenses. The Company agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          7. Counterparts. This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Waiver signed by the parties hereto shall be delivered to the Company and the Administrative Agent. The execution and delivery of this Waiver by any Lender, or by the Administrative Agent with the consent of any Lender, shall be binding upon such Lender’s successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.
          8. GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.

CSK AUTO, INC.

By	/s/ MARTIN FRASER

Name: Martin Fraser
Title: President and Chief Operating Officer
CSK Auto. Inc. Waiver

JPMORGAN CHASE BANK, N.A. as Administrative Agent and a Lender

By:	/s/ BARRY BERGMAN

Name: Barry Bergman
Title: Managing Director
CSK Auto. Inc. Waiver

Allied Irish Banks, p.l.c., as Lender

By:	/s/ JOHN FARRACE

Name: John Farrace
Title: Director

By:	/s/ MARTIN CHIN

Name: Martin Chin
Title: SVP
CSK Auto. Inc. Waiver

BANK OF AMERICA, N.A., as Lender

By	/s/ DAVID R. BARNEY

Name: David R. Barney
Title: Senior Vice President
CSK Auto. Inc. Waiver

The CIT Group/Business Credit, Inc., as Lender

By:	/s/ STEVEN SCHUIT

Name: Steven Schuit
Title: Vice President
CSK Auto. Inc. Waiver

ING CAPITAL LLC

By:	/s/ STEVEN G. FLEENOR

Name: Steven G. Fleenor
Title: Managing Director
CSK Auto. Inc. Waiver

NATIONAL CITY BUSINESS CREDIT, INC.

By	/s/ JOE KWASNY

Name: Joe Kwasny
Title: Director
CSK Auto. Inc. Waiver

UBS LOAN FINANCE LLC,

By:	/s/ RICHARD L. TAUROW

Name: Richard L. Taurow
Title: Director

By:	/s/ IRJA R. OTSA

Name: Irja R. Otsa
Title: Associate Director
CSK Auto. Inc. Waiver

Wachovia Bank, National Association

By:	/s/ Paul Truax

Name: Paul Truax
Title: Vice President
CSK Auto. Inc. Waiver